Exhibit 99.2

CONSOLIDATED FINANCIAL STATEMENTS
Rempex Pharmaceuticals, Inc. (A Development Stage Company)
Year Ended December 31, 2012, Period From February 15, 2011 (Inception) to December 31, 2011, and Period From February 15, 2011 (Inception) to December 31, 2012
With Report of Independent Auditors

Rempex Pharmaceuticals, Inc.
(A Development Stage Company)
Consolidated Financial Statements
Year Ended December 31, 2012, Period From February 15, 2011 (Inception) to
December 31, 2011, and Period From February 15, 2011 (Inception) to December 31, 2012
Contents
Report of Independent Auditors....................................................................................1
Consolidated Financial Statements

Report of Independent Auditors
The Board of Directors
Rempex Pharmaceuticals, Inc.
We have audited the accompanying consolidated financial statements of Rempex Pharmaceuticals, Inc. (a development stage company) (the Company) and its subsidiaries, which comprise the balance sheets as of December 31, 2012 and 2011, and the related statements of operations and comprehensive loss, stockholders’ deficit, and cash flows for the year ended December 31, 2012, for the period from February 15, 2011 (inception) through December 31, 2011, and for the period from February 15, 2011 (inception) through December 31, 2012 and the related notes to the consolidated financial statements.
Management’s Responsibility for the Consolidated Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

1

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Rempex Pharmaceuticals, Inc. and its subsidiaries at December 31, 2012 and 2011, and the results of its operations and comprehensive loss and its cash flows for the year ended December 31, 2012, the period from February 15, 2011 (inception) through December 31, 2011, and the period from February 15, 2011 (inception) through December 31, 2012, are in conformity with U.S. generally accepted accounting principles.
/s/ Ernst & Young LLP
June 28, 2013

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Rempex Pharmaceuticals, Inc.
(A Development Stage Company)
Consolidated Balance Sheets
	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$ 16,156,000	$ 40,799,000
Accounts receivable, net	124,000	–
Prepaid and other current assets	809,000	517,000
Inventory, net	708,000	–
Total current assets	17,797,000	41,316,000
Intangible assets, net	4,296,000	2,780,000
Property and equipment, net	438,000	272,000
Other long-term assets	–	23,000
Total assets	$ 22,531,000	$ 44,391,000
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$ 1,277,000	$ 395,000
Accrued liabilities	4,799,000	2,245,000
Acquisition deferred consideration	580,000	–
Deferred revenue	73,000	–
Advance from Mpex	1,952,000	3,885,000
Advance from Aptalis	2,040,000	7,790,000
Total current liabilities	10,721,000	14,315,000
Accrued compensation	1,200,000	–
Deferred rent	6,000	–
Series B rights	–	5,533,000
Deferred tax liability	1,107,000	1,107,000
Stockholders’ equity:
Series A convertible preferred stock, $0.001 par value; 8,500,000 shares authorized, 8,500,000 shares issued and outstanding at December 31, 2012 and 2011 liquidation preference of $8,500,000 at December 31, 2012 and 2011	9,000	9,000
Series B convertible preferred stock, $0.001 par value; 64,286,000 shares authorized, 23,810,000 shares issued and outstanding at December 31, 2012 and 2011 liquidation preference of $25,000,000 at December 31, 2012 and 2011	24,000	24,000
Common stock, $0.001 par value, 88,000,000 shares authorized, 1,669,000 and 228,000 shares issued and outstanding at December 31, 2012 and 2011, respectively	1,000	–
Additional paid-in capital	33,874,000	27,864,000
Accumulated other comprehensive income	1,000	–
Accumulated deficit	(24,412,000)	(4,461,000)
Total stockholders’ equity	9,497,000	23,436,000
Total liabilities and stockholders’ equity	$ 22,531,000	$ 44,391,000

See accompanying notes.

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Rempex Pharmaceuticals, Inc.
(A Development Stage Company)
Consolidated Statements of Operations and Comprehensive Loss

		Period From
	Year Ended	February 15, 2011
	December 31,	(Inception) to December 31,
	2012	2011	2012
Revenue:
Contract revenue	$ 4,950,000	$ 2,568,000	$ 7,518,000
Net product revenue	310,000	–	310,000
Government grants	110,000	–	110,000
Collaborative agreements	–	1,320,000	1,320,000
Total revenue	5,370,000	3,888,000	9,258,000

Operating expenses:
Cost of sales	129,000	–	129,000
Research and development	21,299,000	8,278,000	29,577,000
Selling, general and administrative	3,494,000	1,537,000	5,031,000
Total operating expenses	24,922,000	9,815,000	34,737,000

Loss from operations	(19,552,000)	(5,927,000)	(25,479,000)

Other income (expense):
Noncash interest expense	(399,000)	(119,000)	(518,000)
Gain on acquisition, net of taxes	–	1,584,000	1,584,000
Interest income	–	1,000	1,000
Total other income (expense)	(399,000)	1,466,000	1,067,000
Net loss	$ (19,951,000)	$ (4,461,000)	$ (24,412,000)

Other comprehensive loss:
Net loss	$ (19,951,000)	$ (4,461,000)	$ (24,412,000)
Foreign currency translation	1,000	–	1,000
Comprehensive loss	$ (19,950,000)	$ (4,461,000)	$ (24,411,000)

See accompanying notes.

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Rempex Pharmaceuticals, Inc.
(A Development Stage Company)
Consolidated Statements of Stockholders’ Equity

	Series A Convertible		Series B Convertible
	Preferred Stock		Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total Stockholders Equity
	Shares	Amount	Shares	Amount	Shares	Amount

Balance at February 15, 2011 (inception)	–	$ –	–	$ –	–	$ –	$ –	$ –	$ –	$ –
Net loss and comprehensive loss	–	–	–	–	–	–	–	(4,461,000)	–	(4,461,000)
Issuance of preferred stock (Series A), net of issuance costs of $98,000	8,500,000	9,000	–	–	–	–	8,393,000	–	–	8,402,000
Issuance of preferred stock (Series B-1), net of Series B rights of $5,414,000 and issuance costs of $100,000	–	–	23,810,000	24,000	–	–	19,462,000	–	–	19,486,000
Restricted stock issued to employees	–	–	–	–	228,000	–	9,000	–	–	9,000
Balance at December 31, 2011	8,500,000	9,000	23,810,000	24,000	228,000	–	27,864,000	(4,461,000)	–	23,436,000
Comprehensive loss	–	–	–	–	–	–	–	(19,951,000)	–	(19,951,000)
Amendment to Series B rights	–	–	–	–	–	–	5,932,000	–	–	5,932,000
Restricted stock issued to employees	–	–	–	–	1,441,000	1,000	67,000	–	–	68,000
Stock-based compensation expense	–	–	–	–	–	–	11,000	–	–	11,000
Foreign currency translation	–	–	–	–	–	–	–	–	1,000	1,000
Balance at December 31, 2012	8,500,000	$9,000	23,810,000	$ 24,000	1,669,000	$ 1,000	$33,874,000	$(24,412,000)	$1,000	$9,497,000

See accompanying notes.

5

Rempex Pharmaceuticals, Inc.
(A Development Stage Company)
Consolidated Statements of Cash Flow
		Period From
	Year Ended	February 15, 2011
	December 31,	(Inception) to December 31,
	2012	2011	2012
Operating activities
Net loss	$(19,951,000)	$(4,461,000)	$(24,412,000)
Adjustments to reconcile net loss to net cash used in
operating activities:
Noncash interest expense	399,000	119,000	518,000
Depreciation expense	147,000	65,000	212,000
Amortization expense	104,000	–	104,000
Stock option and restricted stock expense	78,000	9,000	87,000
Provision for excess or expired inventory	72,000	–	72,000
Other long-term assets	23,000	(23,000)	–
Deferred rent	6,000	–	6,000
Gain on acquisition	–	(1,584,000)	(1,584,000)
Changes in operating assets and liabilities:			–
Accounts receivable, net	(124,000)	–	(124,000)
Prepaid and other current assets	(119,000)	938,000	819,000
Inventory	80,000	–	80,000
Accounts payable and accrued liabilities	4,052,000	(932,000)	3,120,000
Deferred revenue	73,000	(1,320,000)	(1,247,000)
Advance from Mpex	(1,933,000)	2,023,000	90,000
Advance from Aptalis	(5,750,000)	(896,000)	(6,646,000)
Net cash used in operating activities	(22,843,000)	(6,062,000)	(28,905,000)
Investing activities
Acquisition of Minocin ® IV	(1,673,000)	–	(1,673,000)
Purchase of property and equipment	(129,000)	(106,000)	(235,000)
Cash acquired with assumption of net liabilities	–	13,665,000	13,665,000
Net cash (used in) provided by investing activities	(1,802,000)	13,559,000	11,757,000
Financing activities
Issuance of common stock	1,000	–	1,000
Issuance of preferred stock rights for cash, net of offering costs	–	33,302,000	33,302,000
Net cash provided by financing activities	1,000	33,302,000	33,303,000
Effect of exchange rate changes on cash	1,000	–	1,000
Net (decrease) increase in cash and cash equivalents	(24,643,000)	40,799,000	16,156,000
Cash and cash equivalents at beginning of period	40,799,000	–	–
Cash and cash equivalents at end of period	$16,156,000	$40,799,000	$16,156,000
Supplemental disclosure of cash flow information
Cash paid during the period for income taxes	$1,000	$1,000	$2,000
Noncash activities
Net liabilities assumed	$ –	$13,665,000	$13,665,000
Property and equipment acquired for accrued liability	$184,000	$ –	$184,000

See accompanying notes.

6

Rempex Pharmaceuticals, Inc.
(A Development Stage Company)

Notes to Consolidated Financial Statements

1. Organization and Description of Business
Rempex Pharmaceuticals, Inc. (“Rempex”) was formed as a Delaware corporation on February 15, 2011. Rempex and its subsidiary, Rempex Australia Pty. Limited (“Rempex Australia”) (collectively the “Company”), are focused on the discovery and development of new antibacterial drugs to meet the growing clinical need created by multi-drug resistant bacterial pathogens. The Company’s internal development pipeline focuses on combining proprietary formulations, PK/PD strategies and novel potentiating agents with proven antibiotics to overcome or directly inhibit the molecular mechanisms in bacteria responsible for antibiotic resistance.
On October 15, 2012, the Company acquired a commercially sold drug product, Minocin® IV. The drug is a tetracycline antibiotic which is administered to critically ill patients with bacterial infections in a hospital setting. A third party logistics provider handles the ordering, invoicing, and collection processes on behalf of the Company. See Note 3.
Rempex Australia was formed as an Australian corporation on December 12, 2012. Additionally, Rempex London Limited (“Rempex London”) was formed as a private company on August 29, 2012. Rempex London is a dormant entity.
Since inception, the Company has devoted substantially all of its efforts to research, product development, raising capital and building infrastructure, and has not realized any revenues from its planned principal operations. Accordingly, the Company is considered to be in the development stage.
The Company has experienced net losses since inception and, as of December 31, 2012, had an accumulated deficit of $24,412,000. The Company expects to continue to incur net losses for at least the next several years. The Company will need additional debt or equity financing before it can become self-sustaining. Management believes that it has sufficient working capital to fund its operations through at least December 31, 2013.
The Company commenced operations on June 10, 2011. On this date, the Company issued 8,500,000 shares of Series A Preferred Stock, $0.001 par value per share for $8,402,000, net of $98,000 of offering costs. Concurrently, the Company entered into an Asset Purchase Agreement (“APA”) with Mpex Pharmaceuticals, Inc. (“Mpex”), whereby all non-levofloxacin inhalation solution (“MP-376”) (formerly Aeroquin®) assets were sold to, and non-MP-376 liabilities were

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Rempex Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements (continued)

1. Organization and Description of Business (continued)
assumed by, the Company. Most of the former personnel of Mpex were hired by the Company and the Company continues to collaborate with Aptalis Pharma Inc. (“Aptalis”) in the MP-376 clinical development program pursuant to the Development Agreement (the “Development Agreement”), which was assigned to the Company under the APA. See Note 3.
2. Summary of Significant Accounting Policies
Principles of Consolidation
The consolidated financial statements include the accounts of Rempex Pharmaceuticals, Inc. and its wholly owned subsidiaries, Rempex Australia Pty Limited and Rempex London Limited. All intercompany transactions and investments have been eliminated in consolidation. Rempex Australia’s functional currency is the Australian dollar. Rempex London’s functional currency is the British Pound.
Use of Estimates
The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
Cash and Cash Equivalents
The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents include cash in readily available checking and money market mutual fund accounts. At December 31, 2012, all cash and cash equivalents are directly or indirectly guaranteed by the U.S. government.

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Rempex Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)
Concentration of Credit Risk
Financial instruments, which potentially subject the Company to concentration of credit risk, consist primarily of cash and cash equivalents. The Company maintains its general operating cash balances in a federally insured financial institution in excess of federally insured limits. Management believes that the Company is not exposed to significant credit risk due to the financial position of the depository institution in which those deposits are held. Additionally, the Company has established guidelines, approved by the Board of Directors, regarding approved investments and maturities of investments, which are designed to maintain safety and liquidity.
Accounts Receivable
Trade accounts receivable are recorded at the invoice amount net of allowances for cash discounts for prompt payment. The Company evaluates the collectability of its accounts receivable on an ongoing basis. The Company did not record an allowance for doubtful accounts for any of the periods presented.
Fair Value Measurements
The Company’s financial instruments consist principally of cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, Advance from Mpex, and Advance from Aptalis. The Company records its financial assets and liabilities at fair value, in accordance with the framework for measuring fair value in generally accepted accounting principles. This framework establishes a fair value hierarchy that prioritizes the input used to measure fair value:
Level 1 – Quoted prices in active markets for identical assets or liabilities.
Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.
Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

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Rempex Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)
Cash and cash equivalents, accounts receivable, accounts payable, certain accrued liabilities, Advance from Mpex and Advance from Aptalis measured at fair value as of December 31, 2012 and 2011 are all classified within the Level 1 designation as noted above.
The Company’s accrued liabilities measured at fair value on a recurring basis as of December 31, 2012 are as follows:

December 31, 2012	Level 1	Level 2	Level 3	Total

Liabilities
Current liabilities:
Accrued royalties (1)	$ –	$ –	$358,000	$358,000
Acquisition deferred consideration (1)	–	–	580,000	580,000
Total	$ –	$ –	$938,000	$938,000

(1)
The Company’s Level 3 accrued liabilities consist of Accrued Royalties and Acquisition Deferred Consideration related to the acquisition of Minocin® IV. The amounts are being fair valued using a valuation model that considers the probability of the acquired inventory being sold before expiration and achieving the milestones.

The Company’s financial liabilities measured at fair value on a recurring basis as of December 31, 2011 are as follows:

December 31, 2011	Level 1	Level 2	Level 3	Total

Liabilities
Long-term liabilities:
Series B Rights (1)	$ –	$ –	$5,533,000	$5,533,000
Total	$ –	$ –	$5,533,000	$5,533,000

(1)
The Company’s Level 3 financial liabilities consist of Series B Preferred Stock Rights to purchase additional shares at the original issue price (2011 Rights). The 2011 Rights are being fair valued using a valuation model that considers the probability of achieving the milestones, the Company’s cost of capital, the estimated time period the 2011 Right would be outstanding, consideration received for the Series B stock issued in 2011 from which the 2011 Rights arose, the number of shares to be issued to satisfy the 2011 Rights, and the price and changes in the fair value of the issued Series B stock.

10

Rempex Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

	Accrued Royalties	Deferred Consideration	Preferred Series B Stock Rights
Liabilities
Balance at February 15, 2011 (inception)	$ –	$ –	$ –
Issuance	–	–	5,414,000
Changes in fair value reflected in interest expense	–	–	119,000
Balance at December 31, 2011	–	–	5,533,000
Acquisition	400,000	580,000	–
Settlements and dispositions	(42,000)	–	–
Changes in fair value reflected in interest expense	–	–	399,000
Reclassification to equity	–	–	(5,932,000)
Balance at December 31, 2012	$358,000	$580,000	$ –

Inventory
The inventory is stated at the lower of cost or market. A reserve of $72,000 was recorded for excess or expired inventory at December 31, 2012.
Intangible Assets
Intangible assets include the formulation of Minocin® IV and its trademark, which were acquired in October 2012. The fair value of the intangible assets was determined by an independent party. The intangible assets are being amortized over the estimated useful life of 3.25 years, using the straight-line method.
Intangible assets also include acquired in-process research and development from Mpex, of which the fair value was determined by an independent party. Acquired in-process research and development will be accounted for as an indefinite-lived intangible asset until regulatory approval or discontinuation. Indefinite-lived intangible assets are tested for impairment annually. The Company has not recognized any impairment losses from inception through December 31, 2012.

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Rempex Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)
Property and Equipment
Property and equipment is stated at cost less accumulated depreciation. Depreciation is accounted for using the straight-line method over the estimated useful life of the asset or the shorter of the lease term or the estimated useful life for leasehold improvements. Useful lives generally range from three years for computer equipment to five years for office furniture and equipment. On June 10, 2011, as part of the APA with Mpex, the Company acquired certain property and equipment for no consideration. The Company estimated the fair value and remaining useful lives of the assets acquired based on the historical information of the assets held by Mpex.
Advances from Aptalis/Mpex
The Company receives advances from Aptalis under the Development Agreement for costs and services that have not yet been incurred. The advances represent approximately three months of future costs and services to be performed related to MP-376 development and, therefore, is classified as a current liability in the accompanying consolidated balance sheets. As MP-376 development costs are incurred, the net liabilities outstanding at the end of the period, representing cash advances received from Mpex in excess of amounts paid to third parties, are classified as an Advance from Mpex in the accompanying consolidated balance sheets. All amounts due to Mpex and Aptalis were settled in April 2013 (see Note 9).
Deferred Rent
Rent expense is recorded on a straight-line basis over the initial non-cancellable term of the lease. The difference between rent expense accrued and amounts paid under the lease agreement is recorded as deferred rent in the accompanying consolidated balance sheets as of December 31, 2012. Due to more favorable lease terms negotiated later in the new lease signed by the Company, the difference is shown on the accompanying consolidated balance sheets as an other long-term asset as of December 31, 2011.

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Rempex Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)
Revenue Recognition
Contract Revenue
During 2011 and 2012, the Company derived revenue from the Development Agreement with Aptalis, which was assigned to the Company from Mpex as part of the APA. Revenue under the Development Agreement consists of fees received based on contracted annual rates for full time equivalent employees and consultants working on the MP-376 clinical development program. The Development Agreement provides for a specific level of resources as measured by the contracted number of full time equivalents working a defined number of hours at a stated price per full time equivalent. The Company recognizes this revenue under the Development Agreement on a monthly basis as the services are provided to Aptalis.
Product Sales
The Company sells the Minocin® IV product in the United States to wholesale pharmaceutical distributors subject to rights of return. The Company recognizes product sales at the time title transfers to its customer, and reduces product sales for estimated future product returns and sales allowances in the same period the related revenue is recognized. Product sales allowances include wholesaler and retail pharmacy distribution fees, prompt pay discounts, and chargebacks, and are based on amounts owed or to be claimed on the related sales.
The Company’s estimated product return allowances for Minocin® IV require a high degree of judgment and are subject to change based on the Company’s experience and certain quantitative and qualitative factors. The Company’s return policy allows for customers to return unused product that is within six months before and up to one year after its expiration date for a credit at the then-current wholesaler acquisition cost reduced by a nominal fee for processing the return.
The Company offers distribution fees to certain wholesale distributors based on contractually determined rates. The Company accrues the distribution fees on shipment to the respective wholesale distributors and recognizes the distribution fees as a reduction of revenue in the same period the related revenue is recognized.

13

Rempex Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)
The Company offers cash discounts to its customers, generally 2% of the sales price, as an incentive for prompt payment. The Company accounts for cash discounts by reducing accounts receivable by the prompt pay discount amount and recognizes the discount as a reduction of revenue in the same period the related revenue is recognized.
The Company provides discounts to authorized users of the Federal Supply Schedule (FSS) of the General Services Administration under an FSS contract negotiated by the Department of Veterans Affairs and various organizations under Medicaid contracts and regulations. These entities purchase products from the wholesale distributors at a discounted price, and the wholesale distributors then charge back to the Company the difference between the current retail price and the price the federal entity paid for the product. The Company estimates and accrues chargebacks based on estimated wholesaler inventory levels, current contract prices and historical chargeback activity. Chargebacks are recognized as a reduction of revenue in the period the related revenue is recognized.
Government Grants
Government grant monies are recognized as revenue when the services and costs specified in the grant contracts have been incurred. Advance payments under the grants are reported as deferred revenue until the services and costs have been incurred.
In May 2012, the Company was awarded a $408,000 grant by the National Institute of Health’s (“NIH”) National Institute of Allergy and Infectious Diseases (“NIAID”) in support of one of the Company’s discovery stage programs. This grant covers work to be performed on this program for two years, most of which will be conducted through a sub-award under the grant with the University of Notre Dame. Revenue of approximately $107,000 was recognized under this grant during the year ended December 31, 2012, $0 for the period from February 15, 2011 (inception) through December 31, 2011, and $107,000 for the period from February 15, 2011 (inception) through December 31, 2012.
In June 2012, the Company was awarded a five-year sub-award grant of $1,500,000 by the NIAID in support of another discovery stage program for the Company. The lead investigator that the Company is working with under this grant is Monash University. Revenue of approximately $3,000 was recognized under this grant during the year ended December 31, 2012, $0 for the period from February 15, 2011 (inception) through December 31, 2011, and $3,000 for the period from February 15, 2011 (inception) through December 31, 2012.

14

Rempex Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)
Collaborative Agreements
As part of the APA with Mpex, an independent party determined the fair value of deferred revenue as of June 10, 2011. The fair value of deferred revenue of $1,320,000 arose from Mpex’s obligation to GlaxoSmithKline LLC under a Research and Development Collaboration Agreement, dated June 13, 2008 (“GSK Collaboration Agreement”), which was assigned to the Company under the APA. In December 2011, the GSK Collaboration Agreement was mutually terminated with no future obligation and the Company recognized the remaining deferred revenue balance in revenue.
Research and Development Costs
All research and development costs, including costs to develop and maintain intellectual property, are charged to expense as incurred.
Stock-Based Compensation
Share-based payment transactions with employees are recognized in the financial statements based on their fair value and recognized as compensation expense over the vesting period in the related expense categories of the statements of operations. The Company’s consolidated statements of operations for the year ended December 31, 2012, the period from inception through December 31, 2011, and the period from inception through December 31, 2012, included stock-based compensation expense related to employees and consultants of $78,000, $9,000, and $87,000 respectively.
Compensation related to restricted stock awards are based on the fair value at the time of the grant with the application of an estimated forfeiture rate. The forfeiture rate for restricted stock awards was zero for 2012 and 2011. The Company recognizes the compensation cost related to these awards over the requisite service period of four years. The Company utilizes “modified grant-date accounting” for true-ups due to actual forfeitures at the vesting dates. Restricted stock awards have the same cash dividend and voting rights as other common stock and are considered to be currently issued and outstanding shares of common stock.

15

Rempex Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)
Compensation related to stock options is accounted for by applying the valuation technique based on the Black-Scholes model. The Black-Scholes model requires the use of assumptions which determine the fair value of stock-based awards, including the option’s expected term and the price volatility of the underlying stock. Stock options expire in 10 years. The weighted-average expected life of options reflects the application of the simplified method which has become generally accepted for privately-held companies. The simplified method defines the life as the average of the contractual term of the options and the weighted-average vesting period for all option tranches. The expected volatility rate used to value stock option grants is based on volatilities of a peer group of similar companies whose share prices are publicly available. The peer group was developed based on companies in the pharmaceutical and biotechnology industry in a similar stage of development. The Company based the risk-free interest rate on the implied yield in effect at the time of an option grant on an average of five to seven-year United States Treasury zero-coupon issues.
The Company has never paid any cash dividends on its common stock and does not anticipate paying any cash dividends for the foreseeable future. The Company believed stock option activity for 2011 was not significant and further disclosure on options was not necessary.
The assumptions used in the Black-Scholes model for 2012 were as follows:

Expected term	6.25 years
Expected volatility	57.3%
Risk free interest rate	0.92% to 1.39%
Forfeiture rate	0% to 3.3%
Dividend yield	0%

The Company may elect to use different assumptions under the Black-Scholes option-pricing model in the future. Future expense amounts for any particular period could be affected by changes in the Company’s assumptions. In addition, the Company included an estimate of the number of equity awards that will be forfeited in future periods. The Company will reassess the rate of forfeiture on an annual basis, and compensation expense may be adjusted based upon the changing rate of forfeiture.

16

Rempex Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)
The Company records equity instruments issued to non-employees as expense at their fair value over the related service period. The fair value is required to be re-measured at the end of each reporting period until vested, when the final fair value of the vesting is determined. The Company’s consolidated statements of operations for the year ended December 31, 2012 included stock-based compensation expense related to non-employees of $2,000. There were no equity awards issued to non-employees in 2011.
The Company grants stock options to purchase common stock with exercise prices equal to the fair value of the underlying stock. For purposes of estimating the fair value of its common stock for equity grants, the Company reassessed the estimated fair value of its common stock periodically during the periods ended December 31, 2012 and 2011. The Company engaged an independent financial advisory firm to conduct a valuation analysis of the Company’s common stock at various points in time where intrinsic value was impacted based on the Company’s completion of preferred stock financings or continued success with the advancement of its various programs in development. At the time of issuances of equity awards, the Company believes its estimates of the fair value of the Company’s common stock were reasonable and consistent with its understanding of how similarly situated companies in its industry were valued. The Company has considered the guidance in the American Institute of Certified Public Accountants, or AICPA, Audit and Accounting Practice Aid Series, Valuation of Privately-Held-Company Equity Securities Issued as Compensation, to determine the fair value of the Company’s common stock for purposes of setting the exercise prices of stock options and fair value of restricted stock awards granted to employees and others. This guidance emphasizes the importance of the stage of operational development in determining the value of the enterprise.
The analysis was based on a methodology that first estimated the fair value of the Company as a whole, or enterprise value, and then allocated a portion of the enterprise value to its common stock. This approach is consistent with the methods outlined in the AICPA Practice Aid Valuation of Privately-Held-Company Equity Securities Issued as Compensation. Given that the Company is a development stage company that has yet to make advances through its research and development efforts, the valuation methodology utilized in the 2012 and 2011 assessments of fair value relied on the current value and option pricing methods to estimate enterprise value giving consideration to various factors, such as the total financing amount received by the Company, the implied enterprise value of the Company based on the convertible preferred stock transactions, and market-based private company transactions. The 2012 assessments of fair value relied equally on the current value and option pricing methods to estimate the enterprise

17

Rempex Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)
value. The factors for 2012 also included the successful advancement of its development programs, including filing an investigational new drug application (IND) and starting Phase I clinical trials for its lead program. The 2011 assessments of fair value relied primarily on the current value method and secondarily on the option pricing method to estimate the enterprise value.
Income Taxes
The Company only recognizes tax benefits if it is more-likely-than-not to be sustained upon audit by the relevant taxing authority based upon its technical merits. The Company’s policy is to recognize interest and/or penalties related to income tax matters in income tax expense. The Company had no accrued interest or penalties on the consolidated balance sheets at December 31, 2012 and 2011, and has recognized no interest and/or penalties in the statements of operations and comprehensive loss for any of the periods presented.
The Company is subject to U.S., California, Kentucky, and Vermont taxation. Additionally, the Company is subject to taxation in Australia and the United Kingdom. The Company uses the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and the tax reporting basis of assets and liabilities and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse. Valuation allowances are recorded when the realizability of such deferred tax assets is undeterminable.
Subsequent Events
The Company has evaluated subsequent events occurring between the end of the most recent fiscal year and June 28, 2013 the date the consolidated financial statements were available to be issued.

18

Rempex Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)
Recent Accounting Pronouncements
In June and December 2011, the Financial Accounting Standards Board (“FASB”) issued guidance on the presentation of comprehensive income. This guidance eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders’ equity (deficit), and also requires presentation of reclassification adjustments from other comprehensive income periods beginning after December 15, 2012 for nonpublic entities, with the exception of the requirement to present reclassification adjustments from other comprehensive income to net income on the face of the consolidated financial statements, which has been deferred pending further deliberation by the FASB. This guidance did not have a material effect on the Company’s financial condition or results of operations.
In May 2011, the FASB issued authoritative guidance regarding common fair value measurements and disclosure requirements in U.S. Generally Accepted Accounting Principles and International Financial Reporting Standards. This newly issued accounting standard clarifies the application of certain existing fair value measurement guidance and expands the disclosures for fair value measurements that are estimated using significant unobservable inputs. This guidance is effective for annual periods beginning after December 15, 2011. Adoption of this standard did not have a material impact on its financial position or results of operations.
3. Acquisitions
Recording of Assets Acquired and Liabilities Assumed
Minocin® IV
On October 15, 2012, the Company entered into the APA with Precision Dermatology, Inc. and Onset Dermatologics LLC (collectively, the “Sellers”) to acquire Minocin® IV, including the NDA, inventory, know-how, Minocin® IV website, and a fully paid-up, non-exclusive license in perpetuity, to use the trademark Minocin® in connection with the Minocin® IV product. The transaction has been accounted for using the acquisition method of accounting, which requires that assets acquired and liabilities assumed be recorded based upon their respective fair values at October 15, 2012, the effective date of the acquisition. Significant judgment is required in

19

Rempex Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements (continued)

3. Acquisitions (continued)
estimating the fair value of intangible assets and contingent liabilities. Accordingly, the Company obtained the assistance of third-party valuation specialists for these significant items. The fair value estimates are based on available historical information and on future expectations and assumptions deemed reasonable by management, but are inherently uncertain.
The consideration to be paid by the Company to the Sellers in connection with the APA consists of an upfront purchase price of $1,500,000, holdback consideration of $500,000 which is subject to offset for certain indemnification obligations of the Sellers under the APA, earnout payments calculated based on 15% of net product sales from inventory acquired, a sublicense milestone payment of $350,000 if the sublicense is completed on or prior to September 30, 2013, and the reimbursement of a FDA invoice for $173,000 related to Minocin® IV.
The following table summarizes the final amounts recognized for the assets acquired and liabilities assumed at the date of the acquisition:

Fair Value of Asset Acquired and Liabilities Assumed

Prepaid asset	$173,000
Inventory	860,000
Intangible assets	1,620,000
Total assets	2,653,000

Acquisition deferred consideration	580,000
Accrued royalty	400,000
Total liabilities	980,000
Cash paid for acquisition of Minocin® IV	$1,673,000

20

Rempex Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements (continued)

3. Acquisitions (continued)
Mpex
On June 10, 2011, the Company entered into the APA with Mpex. The transaction has been accounted for using the acquisition method of accounting, which requires that assets acquired and liabilities assumed be recorded based upon their respective fair values at June 10, 2011, the effective date of the acquisition. Significant judgment is required in estimating the fair value of intangible assets and deferred revenue. Accordingly, we obtained the assistance of third-party valuation specialists for these significant items. The fair value estimates are based on available historical information and on future expectations and assumptions deemed reasonable by management, but are inherently uncertain. Primarily due to the value placed on the acquired in-process research and development which resulted in the assets acquired exceeding the liabilities assumed, and since no consideration was transferred, the Company recognized a gain of $1,584,000, net of taxes, on the purchase of net assets.
The following table summarizes the final amounts recognized for the assets acquired and liabilities assumed at the date of the acquisition:

Fair Value of Asset Acquired and Liabilities Assumed

Cash	$13,665,000
Current assets	1,080,000
Property and equipment	231,000
Intangible assets	2,780,000
Total assets	17,756,000

Current liabilities assumed	13,745,000
Deferred revenue	1,320,000
Deferred taxes	1,107,000
Total liabilities	16,172,000
Gain on acquisition	1,584,000
$ –

21

Rempex Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements (continued)

4. Development Agreement
As part of the APA with Mpex, the Development Agreement was assigned to the Company, and the Company assumed Mpex’s responsibilities under the Development Agreement with Aptalis. Additionally, a majority of the employees of Mpex were hired by the Company, certain of which will continue to lead the MP-376 clinical development program in collaboration with Aptalis pursuant to the Development Agreement (the “Development Agreement”), which was assigned to the Company in accordance with the APA.
The Development Agreement provides for certain clinical and administrative personnel to continue the clinical development of the MP-376 product. Aptalis makes payments in advance of expenses incurred to the Company based on a three-month rolling forecast. Advance payments related to research and development external costs incurred are treated as a reduction of research and development expenses.
In consideration for performing the clinical development and administering the costs relating to the Development Agreement with Aptalis, the Company receives a fixed fee based on contracted annual rates for full time equivalent employees and consultants working on the MP-376 clinical development program. The Development Agreement provides for a specific level of resources as measured by the number of full time equivalents working a defined number of hours at a stated price under the Development Agreement.
Under the Development Agreement, for the year ended December 31, 2012, the period ended December 31, 2011, and the period from February 15, 2011 (inception) through December 31, 2012, the Company recognized approximately $5,000,000, $2,600,000, and $7,600,000 in revenue, respectively. The Development Agreement continues through NDA approval of MP-376, which is currently estimated to be in late 2014 or early 2015.

22

Rempex Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements (continued)

5. Financial Statement Details
Intangible Assets
Intangible assets and related accumulated amortization consists of the following:

	December 31,
	2012	2011

In-process research and development	$2,780,000	$2,780,000
Minocin® IV formulation	1,520,000	–
Minocin® IV trademark	100,000	–
	4,400,000	2,780,000
Less: accumulated amortization	(104,000)	–
	$4,296,000	$2,780,000

Total amortization expense for intangible assets was $104,000 and $0, respectively, for the year ended December 31, 2012, for the period from February 15, 2011 (inception) through December 31, 2011, and $104,000 for the period from February 15, 2011 (inception) through December 31, 2012.
Property and Equipment
Property and equipment and related accumulated depreciation consist of the following:

	December 31,
	2012	2011

Lab equipment	$334,000	$269,000
Manufacturing equipment	184,000	–
Furniture and fixtures	26,000	12,000
Computer equipment	91,000	50,000
Leasehold improvements	15,000	6,000
	650,000	337,000
Less: accumulated depreciation	(212,000)	(65,000)
	$438,000	$272,000

23

Rempex Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements (continued)

5. Financial Statement Details (continued)
Total depreciation expense for property and equipment was $147,000, $65,000, and $212,000, respectively, for the year ended December 31, 2012, the period from February 15, 2011 (inception) through December 31, 2011, and the period from February 15, 2011 (inception) through December 31, 2012.
Accrued Liabilities
Accrued liabilities consist of the following:

	December 31,
	2012	2011

Accrued compensation	$2,588,000	$1,112,000
Accrued outside services	1,472,000	1,101,000
Other accrued liabilities	381,000	32,000
Accrued royalty	358,000	–
	$4,799,000	$2,245,000

6. Stockholders’ Equity
Convertible Preferred Stock
The Company has designated its preferred stock as Series A and Series B.
In June 2011, pursuant to a Series A Preferred Stock Purchase Agreement, the Company issued 8,500,000 shares of Series A Convertible Preferred Stock for gross proceeds of $8,500,000.
In November 2011, the Company entered into a Series B Preferred Stock Purchase Agreement and pursuant to that agreement, the Company issued 23,810,000 shares of Series B-1 preferred stock for gross proceeds of $25,000,000. Under the terms of the Series B financing, the Series B‑1 shareholders have the option in the future to provide two additional tranches of investment in the Company; the first for an additional $20,000,000 in cash and 19,048,000 shares of Series B preferred stock; and the second for an additional $22,500,000 in cash and 21,428,000 shares of Series B preferred stock. The first additional financing could occur any time prior to

24

Rempex Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements (continued)

6. Stockholders’ Equity (continued)
December 31, 2013 on the earlier date upon which either (A) the Company selects a clinically-feasible dose of its lead product for initiation of Phase II clinical trials (as reasonably determined by the Board of Directors and the Series B-1 shareholders) or (B) if more than 70% of the Series B-1 shareholders vote to provide the first additional financing. The second additional financing could occur any time prior to December 31, 2014 on the earlier date upon which either (A) the pre-specified endpoint (as defined in the Series B Stock Purchase Agreement) for its lead product is met in a Phase II clinical trial (as reasonably determined by the Board of Directors and the Series B-1 and B-2 shareholders) or (B) if more than 70% of the Series B-1 and B-2 shareholders vote to provide the second additional financing. The first additional financing was drawn in January 2013. See Note 9.
The fair value of the future rights to purchase additional shares is considered a free standing derivative liability because it can be separated from the preferred shares and was estimated to be $5,414,000 at November 4, 2011, which was classified as a long-term liability. The estimated fair value was determined using a valuation model that considers the probability of achieving the milestones, the Company’s cost of capital, the estimated time period the future rights would be outstanding, consideration received for the Series B stock issued in 2011 from which the rights arose, the number of shares to be issued to satisfy the 2011 Right, and the price and changes in the fair value of the issued Series B stock. At each reporting date, the recorded value is required to be adjusted for any material changes in estimated fair value of these rights. The Company recorded the change in fair value of these rights of $399,000 for the year ended December 31, 2012, $119,000 for the period ended December 31, 2011, and $518,000 for the period from February 15, 2011 (inception) through December 31, 2012.
On June 30, 2012, the Series B Shareholders amended the Series B Preferred Stock Purchase Agreement (“SPA”). The amendment changes the characteristic of the Series B Preferred Stock from a free standing financial instrument to an embedded financial instrument. As of June 30, 2012, the fair value of the Preferred Series B Stock Rights was $5,933,000, which includes non-cash interest expense of approximately $399,000 and $119,000 recognized in 2012 and 2011, respectively. In accordance with the authoritative guidance, upon amendment, the Preferred Series B Stock long-term liability was reclassified to stockholders equity.

25

Rempex Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements (continued)

6. Stockholders’ Equity (continued)
None of the preferred shares are redeemable, but all are convertible into shares of common stock. The additional rights, preferences and privileges of the preferred stock are set forth below.
Preferred Stock Dividends
The Company’s convertible preferred stock includes “deemed liquidation” events that can trigger redemption of the preferred stock that are outside the control of the Company. If the Company was a publicly held company, such terms would require classification of the convertible preferred stock outside of permanent equity.
The holders of shares of the Series A and Series B preferred stock are entitled to receive non-cumulative dividends at the rate of 8% of the applicable original preferred stock purchase price per annum (as adjusted for stock splits, stock dividends, reclassification and the like with respect to such shares), as and if declared by the Company’s Board of Directors in preference to the common stock. The holders of the Series A and Series B preferred stock shall be entitled to participate pro rata in any dividends paid on the common stock on an as-converted basis. As of December 31, 2012, no dividends have been declared or paid.
Preferred Stock Voting Rights
Each holder of preferred stock shall be entitled to the number of votes equal to the number of whole shares of common stock into which they are then convertible, which at December 31, 2012 and 2011 were 32,310,000 shares. In addition to any other vote or consent required by law, certain corporate actions require the separate vote of the Series A and Series B preferred shareholders voting as a single class.
Preferred Stock Liquidation Preference
Upon liquidation, dissolution or winding up of the Company, including a consolidation or merger and conveyance of substantially all of the assets of the Company, the holders of Series A and Series B preferred stock have a preference in liquidation over the common shareholders of $1.00 and $1.05 per share, respectively, (subject to appropriate adjustment in the event of any stock dividend, stock split, reclassification or other similar recapitalization affecting such shares), plus any declared and unpaid dividends. If the assets of the Company are not sufficient to fulfill the Series A and Series B liquidation amount, the Series A and Series B stockholders will share ratably in the distribution of the assets on a pro rata basis on the liquidation amount.

26

Rempex Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements (continued)

6. Stockholders’ Equity (continued)
After the payment of the full liquidation preferences of the Series A and Series B preferred shareholders, as noted above, the assets of the Company legally available for distribution, if any, shall be distributed ratably to the holders of the common stock and Series A and Series B preferred stock on an as-if-converted to common stock basis, provided that the aggregate amount which the preferred shareholders are entitled to receive shall not exceed the Maximum Participation Amount. The Maximum Participation Amount shall mean, (i) in the case of the Series A Preferred Stock, $3.00 per share of Series A Preferred Stock (subject to appropriate adjustment in the event of a stock split, stock dividend, combination, reclassification, or similar event), and (ii) in the case of the Series B Preferred Stock, $3.15 per share of Series B Preferred Stock (subject to appropriate adjustment in the event of a stock split, stock dividend, combination, reclassification, or similar event). In the event the aggregate amount which the preferred stockholders are entitled to receive exceeds the Maximum Participation Amount, then each holder of Preferred Stock shall be entitled to receive the greater of the Maximum Participation Amount or the amount such holder would have received if their shares were converted to common stock immediately prior to liquidation, dissolution, or winding up of the Company.
Preferred Stock Conversion
Each share of Series A and Series B is convertible at any time at the option of the holder into one share of common stock, subject to customary adjustments to protect against dilution. If any of the Series B shareholders fails to purchase the full amount of its respective additional pro-rata shares as specified in the Series B Stock Purchase Agreement, any shares of Series B preferred stock held by that shareholder will automatically convert into shares of common stock pursuant to the Special Mandatory Conversion Rate. The Special Mandatory Conversion Rate is one-to-one if the applicable milestone closing is consummated by 70% vote of the Series B-1 shareholders without the achievement of the applicable development milestone, and the Company has discontinued further development of the Company’s lead product. In all other cases, the Special Mandatory Conversion Rate is ten-to-one.

27

Rempex Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements (continued)

6. Stockholders’ Equity (continued)
In addition, the preferred stock automatically converts into common stock, at the then applicable conversion rate, (a) in the event that the holders of at least 70% of the outstanding preferred stock, voting together as a single class, consent to the conversion, or (b) immediately prior to the closing of an initial public offering (IPO) of the Company’s common stock in which the offering price to the public is not less than $2.10 per share (subject to adjustments for stock dividends, splits, combinations and similar events) and total gross offering proceeds of not less than $50,000,000. The Company has reserved sufficient shares of common stock for the conversion of its preferred stock.
Common Stock Reserved for Future Issuance
Common stock reserved for future issuance consists of the following at December 31, 2012:

Conversion of preferred stock	72,786,000
Stock options and restricted stock outstanding	8,029,000
Authorized for future option grants and future common stock issuances	596,000
81,411,000

Equity Compensation Plan
In June 2011, the Company adopted the Rempex Pharmaceuticals, Inc. 2011 Stock Plan (the “Plan”), which provides for the granting of up to a total of 6,463,000 shares of common stock (subject to certain limitations as described in the Plan). In December 2012, the Company’s Board of Directors amended the Plan to up to a total of 10,296,000 shares of common stock. These shares may be granted to selected employees, consultants and non-employee members of the Company’s Board of Directors as incentive stock options, non-statutory stock options, restricted stock bonuses and rights to purchase restricted stock to eligible recipients. Awards are subject to terms and conditions established by the Company’s Board of Directors.
During the year ended December 31, 2012, the Company granted share-based awards under the Plan. At December 31, 2012, the Company had an aggregate of approximately 10,296,000 shares of common stock reserved for issuance. Of those shares, 9,700,000 shares were subject to outstanding awards, and 596,000 shares were available for future grants of share-based awards.

28

Rempex Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements (continued)

6. Stockholders’ Equity (continued)
During the period ended December 31, 2011, the Company granted share-based awards under the Plan. At December 31, 2011, the Company had an aggregate of approximately 6,463,000 shares of common stock reserved for issuance. Of those shares, 1,692,000 shares were subject to outstanding awards, and 4,771,000 shares were available for future grants of share-based awards.
Restricted Stock Awards
Restricted stock awards are grants that entitle the holder to acquire shares of the Company’s common stock at zero or a fixed price, which is typically nominal. The shares covered by a restricted stock award cannot be sold, pledged, or otherwise disposed of until the award vests and any unvested shares may be reacquired by the Company for the original purchase price, if applicable, following the awardee’s termination of service.
During the year ended December 31, 2012, the Company awarded certain employees 4,076,000 shares of restricted stock at no purchase price, with a grant-date fair value ranging from $0.05 to $0.17 per share, under the Plan. Restricted stock awards are valued at the estimated market value on the date of grant and the expense is evenly attributed to the periods which the restrictions lapse, which is four years from the date of grant. The weighted average grant-date fair value of restricted stock granted during 2012 was $0.07 per share.
The total grant-date fair value of restricted stock awards vested during the year ended December 31, 2012 was approximately $67,000. As of December 31, 2012, total unrecognized compensation cost related to unvested shares was approximately $200,000, which is expected to be recognized over a weighted-average period of approximately 2.8 years.
During the period ended December 31, 2011, the Company awarded certain employees 1,686,000 shares of restricted stock at no purchase price, with a grant-date fair value of $0.04 per share, under the Plan. Restricted stock are valued at the estimated market value on the date of grant and the expense is evenly attributed to the periods which the restrictions lapse, which is four years from the date of grant. The weighted average grant-date fair value of restricted stock granted during 2011 was $0.04 per share.
The total grant-date fair value of restricted stock awards vested during the period ended December 31, 2011 was approximately $9,000. As of December 31, 2011, total unrecognized compensation cost related to unvested shares was approximately $58,000, which is expected to be recognized over a weighted-average period of approximately 3.5 years.

29

Rempex Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements (continued)

6. Stockholders’ Equity (continued)
The following table summarizes the number and weighted average grant date fair value of the Company’s restricted stock:

	Shares	Weighted-Average Grant Date Fair Value

Outstanding at inception	–	–
Granted	1,686,000	$0.04
Vested	(228,000)	$0.04
Outstanding at December 31, 2011	1,458,000	$0.04
Granted	4,076,000	$0.07
Vested	(1,441,000)	$0.07
Forfeited	(3,000)	$0.04
Outstanding at December 31, 2012	4,090,000

Stock Options
As of December 31, 2012, the Company had 3,941,000 stock options outstanding under its stock plan. Stock-based compensation for options was approximately $11,000 for the year ended December 31, 2012, $0 for the period ended December 31, 2011, and $11,000 for the period from February 15, 2011 (inception) through December 31, 2012. The stock options generally have ten-year terms and vest over four years and are service-based. The exercise price for the stock options is equal to the grant-date fair value.

30

Rempex Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements (continued)

6. Stockholders’ Equity (continued)
The following table summarizes the number and weighted average grant date fair value of the Company’s stock options:

	Shares	Weighted-Average Grant Date Fair Value

Outstanding at inception	–	–
Granted	6,000	$0.04
Outstanding at December 31, 2011	6,000	$0.04
Granted	3,965,000	$0.15
Forfeited	(30,000)	$0.05
Outstanding at December 31, 2012	3,941,000	$0.15

The weighted-average remaining contractual life of options outstanding at December 31, 2012 is 6.1 years. At December 31, 2012, outstanding stock options of 2,000 were vested. The 2011 Plan allows for the early exercise of options subject to vesting requirements and requires that any unvested shares may be repurchased by the Company upon termination of service. There were no early exercises of stock options as of December 31, 2012.
7. Income Taxes
Significant components of the Company’s deferred tax assets and liabilities as of December 31, 2012 and 2011 are shown below. A valuation allowance of $10,364,000 and $2,469,000 at December 31, 2012 and 2011, respectively, has been recognized to offset the deferred tax assets as realization of such assets is uncertain.

31

Rempex Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements (continued)

7. Income Taxes (continued)
The components of the Company’s deferred tax assets and liabilities are summarized as follows:

	December 31,
	2012	2011
Deferred tax assets (liabilities):
Net operating loss carryforwards	$9,577,000	$2,216,000
Accrued compensation	444,000	–
Research and development credits	372,000	214,000
Other	60,000	110,000
Depreciation	(43,000)	(71,000)
Stock based compensation	(78,000)	–
Intangibles	(1,075,000)	(1,107,000)
Total deferred tax assets	9,257,000	1,362,000
Less valuation allowance	(10,364,000)	(2,469,000)
Net deferred tax liability	$ (1,107,000)	$ (1,107,000)

At December 31, 2012, the Company has federal and state net operating loss carryforwards of $24,269,000 and $22,651,000, respectively. The federal and state loss carryforwards will begin to expire in 2031, unless previously utilized. The Company’s 2011 U.S. federal and state income tax returns are open to examination by the Internal Revenue Service and state jurisdictions.
In addition, the Company has federal and California research and development income tax credit carryforwards of $161,000 and $320,000, respectively. The federal research and development income tax credit carryforwards will begin to expire in 2031 unless previously utilized. The California research and development income tax credit carryforwards will carry forward indefinitely until utilized.
In January 2013, the American Taxpayer Relief Act of 2012 (the “Act”) was signed into law. The Act retroactively restored several expired business tax provisions, including the research and development credit. The impact to the Company of the reinstated credits was not recognized in 2012 as a change in tax law is accounted for in the period of enactment. The additional credits that will be reported within the 2013 consolidated financial statements will have no impact on operations due to the existence of a full valuation allowance on all deferred tax assets.

32

Rempex Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements (continued)

7. Income Taxes (continued)
The difference between the Company’s effective tax rate and the federal statutory rate is primarily the result of the change in the deferred tax asset valuation allowance, research and development credits, and permanent differences.
8. Commitments and Contingencies
Employment Agreements
The Company assumed certain employment agreements as part of the APA with Mpex and has separately entered into another employment agreement which provide for severance payments for up to six months for termination without cause or severance payments for up to 12 months for termination following a corporate transaction. In addition, terms under these agreements provide that termination without cause following certain corporate transactions as defined in the 2011 Stock Plan Agreement would result in all unvested stock awards immediately vesting. Equity awards granted to certain employees provide for accelerated vesting upon termination without cause following certain corporate transactions.
The total amounts potentially payable under these agreements would be $1,667,000 as of December 31, 2012.
Other Commitments and Contractual Obligations
In addition to performing research and development internally, the Company contracts with third parties, including individual consultants, to perform research and development on its behalf. The costs represent payments based on the number of full-time equivalent contract employees provided over the agreed-upon time period, hourly rates for individual consultants, or payment for project deliverables such as manufacturing or safety studies on a fixed fee basis. These agreements typically allow either party to terminate the agreement with 30 to 90 days notice, typically 30 days in the case of the consulting agreements.
As part of the APA with Precision Dermatology, Inc. and Onset Dermatologics LLC, the Company is obligated to remit earnout payments calculated based on 15% of net product sales from Minocin® IV inventory acquired.

33

Rempex Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements (continued)

8. Commitments and Contingencies (continued)
The Company has two purchase orders, related to the manufacturing of drug product, which contain termination fee provisions. The maximum amount of termination fees pursuant to the agreements is 1,135,000 Euros ($1,498,200 based on the exchange rate at December 31, 2012). The Company expects the work to be completed and performed in 2013, therefore no termination fees are expected to be paid.
The Company has entered into indemnification agreements with each officer and director and each purchaser of Series A and Series B preferred shares, which would indemnify them in the event of certain legal proceedings.
The Company also maintains agreements with third parties to manufacture product, conduct clinical trials, and perform data collection and analysis. The Company’s payment obligations under these agreements will likely depend upon the progress of the development programs, sales of the product, and commercialization efforts. Therefore, the Company is unable at this time to estimate with certainty the future costs the Company will incur under these agreements.
Facility Lease
The Company’s administrative offices and research facilities are located in San Diego, California. The Company leases an aggregate of approximately 18,000 square feet of office and research space. In June 2011, the Company entered into a facility lease agreement for office and research space commencing June 2011 through April 2014.
Under the terms of the lease, the initial monthly rent payment was approximately $40,000 net of costs and property taxes associated with the operation and maintenance of the leased facilities, commencing in July 2011, and decreased to approximately $31,000 starting in November 2011 through April 2012. Thereafter, the minimum monthly base rent increased to $35,000 starting in May 2012 through April 2013 and to $37,000 starting in May 2013 through April 2014.
The Company recognizes rent expense on a straight-line basis with a related asset or liability recorded for cumulative differences between rent payments and rent expense.
Rent expense was approximately $498,000 for the year ended December 31, 2012, $290,000 for the period ended December 31, 2011, and $788,000 for the period from February 15, 2011 (inception) through December 31, 2012.

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Rempex Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements (continued)

8. Commitments and Contingencies (continued)
At December 31, 2012, the future minimum lease payments for the years then ended are as follows:

2013	$435,000
2014	147,000
Total	$582,000

Employee Savings Plan
The Company has an employee savings plan pursuant to Section 401(k) of the Internal Revenue Code. There were no employer matching contributions made from inception through December 31, 2012.
9. Subsequent Events
In January 2013, the Series B-1 shareholders voted to exercise the option to provide the first additional tranche of financing. The financing was completed on January 22, 2013 with receipt of $20,000,000 in cash and 19,048,000 of Series B-1 preferred shares being issued.
In January 2013, the Company entered into an agreement which includes an exclusivity provision. The exclusivity fee is up to $130,000 per year. The Company has the right to terminate the exclusivity provision at any time, which would also terminate the exclusivity fee.
In January 2013, the Company remitted approximately $3,076,000 of monies to Aptalis related to advances received under the Development Agreement. The remaining $916,000 was recognized as contract revenue during the months of January through April 2013. As of April 30, 2013 all monies due to Aptalis and Mpex were settled. Beginning on May 1, 2013, the Company will invoice Aptalis in arrears for actual costs and time incurred each month.
On March 1, 2013, the Company acquired certain assets from PanTherix Limited, including all inventory and intellectual property related to a chemical compound for an upfront purchase price of $75,000 and milestone payments of up to $2,200,000 based on certain new drug filings and approval received from the US Food and Drug Administration or European Medicines Agency.
On April 15, 2013, acquisition deferred consideration of $500,000 related to the Minocin® IV Asset Purchase Agreement was paid to Precision Dermatology, Inc.

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